Exhibit 99.1

Sylvamo Announces Cash Tender Offer Early Results

March 8, 2023

Feb. 22 tender offer for any and all outstanding 7% senior notes due 2029

MEMPHIS, Tenn. –(BUSINESS WIRE)– Sylvamo (NYSE: SLVM), the world’s paper company, is releasing early results of its Feb. 22 cash tender offer.

Tender Offer Highlights

•	As of 5 p.m. Eastern time March 7, 79.9% of the notes have been validly tendered and not withdrawn

•	Sylvamo will pay for tendered notes March 10

•

The company will purchase all notes tendered on or before March 7 for $1,000 per $1,000 principal amount of notes, which includes an early tender premium of $30 per $1,000 principal amount of notes, plus accrued but unpaid interest through March 9

•	The total cost of tendered notes is $360.1 million

•

Sylvamo will finance the purchase with $300 million borrowed from an incremental term loan credit facility under its existing credit agreement and borrowings under its existing revolving credit facility

•	The indenture governing the remaining 7% 2029 notes is being amended to eliminate substantially all restrictive covenants and certain default events

•

The company will continue accepting notes until 11:59 p.m. Eastern time March 21. Holders who tender during this time will receive $970 per $1,000 principal amount of notes plus accrued but unpaid interest, with payment expected March 23

Sylvamo Corporation (“we,” “us,” “our” or the “Company”) is releasing early results as of 5:00 p.m., New York City time, on March 7, 2023 (the “Early Tender Expiration”), of its previously announced (i) tender offer (the “Tender Offer”) to purchase for cash any and all of the Company’s outstanding 7.000% Senior Notes due 2029 (the “Notes”) and (ii) solicitation of consents from holders (each, a “Holder” and, collectively, the “Holders”) of the Notes (the “Consent Solicitation”) to proposed amendments (the “Proposed Amendments”) to the indenture governing the Notes (the “Indenture”).

The following table summarizes the material terms of the Tender Offer and the aggregate principal amount of Notes validly tendered and not validly withdrawn at or prior to the Early Tender Expiration, according to information provided by the Tender and Information Agent.

Title of Notes	CUSIP Nos. / ISINs	Aggregate Principal Amount Outstanding (1)	Aggregate Principal Amount Tendered at the Early Tender Expiration	Percent of Outstanding Principal Amount Tendered at the Early Tender Expiration	Tender Offer Consideration (2)(3)	Early Tender Premium (2)	Total Consideration (2)(3)(4)
7.000% Senior Notes due 2029	144A CUSIP: 87133L AA8 Reg S CUSIP: U7858L AA6 144A ISIN: US87133L AA89 Reg S ISIN: USU7858L AA62	$450,000,000	$359,459,000	79.88%	$970.00	$30.00	$1,000.00
(1)	As of March 7, 2023.

(2)	Per $1,000 principal amount of Notes tendered and accepted for purchase.

(3)

Excludes accrued and unpaid interest from the last date on which interest has been paid to, but excluding, the Early Settlement Date or the Final Settlement Date (each as defined below), as applicable, that will be paid on the Notes accepted for purchase.

(4)	Includes the Early Tender Premium

The withdrawal deadline for the Tender Offer expired at 5:00 p.m., New York City time, on March 7, 2023 (the “Withdrawal Time”). As a result, tendered Notes may no longer be withdrawn.

The Company has elected to exercise its right to make payment for Notes that were validly tendered at or prior to the Early Tender Expiration and that are accepted for purchase on the Early Settlement Date. Each Holder who validly tendered and did not validly withdraw its Notes at or prior to the Early Tender Expiration and whose Notes are accepted for purchase will be entitled to receive the Total Consideration, which includes the Early Tender Premium, each as set forth in the table above.

The Company is seeking to amend its existing credit agreement to, among other things, (i) permit the repurchase of all outstanding Notes and (ii) obtain a new senior secured term loan facility in an aggregate principal amount of $300 million (the “Financing Transaction”). The Company expects to use the net proceeds from the Financing Transaction, together with cash on hand and, if necessary, proceeds from its accounts receivable finance facility and/or borrowings under its existing revolving credit facility, to pay the applicable consideration (as described below) for all tendered Notes, plus accrued interest and all related fees and expenses.

As a result of receiving the requisite consents in the Consent Solicitation to adopt the Proposed Amendments, the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, will enter into a supplemental indenture to the Indenture giving effect to the Proposed Amendments. The Proposed Amendments will not become operative unless and until the Company purchases all Notes validly tendered (and not validly withdrawn) in the Tender Offer. Upon becoming operative, the Proposed Amendments will apply to all Holders of Notes.

The Company will continue to accept Notes tendered after the Early Tender Expiration. The Tender Offer and the Consent Solicitation will expire at 11:59 p.m., New York City time, on March 21, 2023, unless extended by the Company in its sole discretion (such time and date, as the same may be extended, the “Expiration Time”). Holders of Notes who validly tender their Notes following the Early Tender Expiration and at or prior to the Expiration Time will be entitled to receive the Tender Offer Consideration set forth in the table above. No tenders submitted after the Expiration Time will be valid. Payment for the Notes that are validly tendered at or prior to the Expiration Time and that are accepted for purchase will be made on a date promptly following the Expiration Time, which is currently anticipated to be March 23, 2023, two business days following the Expiration Time (the “Final Settlement Date”).

The terms and conditions of the Tender Offer and the Consent Solicitation are described in an Offer to Purchase and Consent Solicitation Statement, dated February 22, 2023 (the “Offer to Purchase and Consent Solicitation Statement”). The Tender Offer and Consent Solicitation is subject to the satisfaction or waiver of certain conditions set forth in the Offer to Purchase and Consent Solicitation Statement.

The Company reserves the right to terminate or extend the Tender Offer or the Consent Solicitation if any condition to the Tender Offer or the Consent Solicitation is not satisfied (or otherwise in its sole discretion), and to amend the Tender Offer or the Consent Solicitation in any respect.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

BofA Securities, Inc. is the dealer manager and solicitation agent (the “Dealer Manager”) in the Tender Offer and the Consent Solicitation. Global Bondholder Services Corporation has been retained to serve as the Tender and Information Agent for the Tender Offer and the Consent Solicitation. Questions regarding the Tender Offer and the Consent Solicitation should be directed to BofA Securities, Inc. by telephone at (980) 388-3646 (call collect) or (888) 292-0700 (toll-free). Requests for copies of the Offer to Purchase and Consent Solicitation Statement and other related materials should be directed to Global Bondholder Services Corporation by telephone at (212) 430-3774 (bankers and brokers, call collect) or (855) 654-2014 (all other, toll-free); or by email at contact@gbsc-usa.com.

None of the Company, its board of directors, the Dealer Manager, the Tender and Information Agent, the Trustee under the Indenture, the Depository Trust Company nor any of their respective affiliates, makes any recommendation as to whether any Holder should tender or deliver, or refrain from tendering or delivering, any or all of such Holder’s Notes or the Consents, and none of the Company nor any of its affiliates has authorized any person to make any such recommendation. The Tender Offer and the Consent Solicitation are made only by the Offer to Purchase and Consent Solicitation Statement. The Tender Offer and the Consent Solicitation are not being made to Holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Tender Offer and the Consent Solicitation to be made by a licensed broker or dealer, the Tender Offer and the Consent Solicitation will be deemed to be made on behalf of the Company by the Dealer Manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Sylvamo

Sylvamo Corporation (NYSE: SLVM) is the world’s paper company with mills in Europe, Latin America and North America. Our vision is to be the employer, supplier and investment of choice. We transform renewable resources into papers that people depend on for education, communication and entertainment. Headquartered in Memphis, Tennessee, we employ over 6,500 colleagues globally. Net sales for 2022 were $3.6 billion. For more information, please visit Sylvamo.com.

Forward-Looking Statements

Statements in this release that are not historical, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the expected timing and terms of the proposed Tender Offer and Consent Solicitation, including the expected timing of the Early Settlement Date and the Final Settlement Date, and when the Proposed Amendments may become operative, if at all. Words such as “anticipate,” “assume,” “could,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “will” and variations of such words and similar expressions are intended to identify such forward-looking statements.

Forward-looking statements are not guarantees of future performance. Any or all forward-looking statements may turn out to be incorrect, and actual results could differ materially from what they express or imply in forward-looking statements. Forward-looking statements are based on current expectations and the current economic environment. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors that are difficult to predict. Although it is not possible to identify all of these risks, uncertainties and other factors, the following factors, among others, could cause our actual results to differ from those in the forward-looking statements: the deterioration of economic and political conditions where we operate such as continuing inflation that increases our costs of operating, possible economic recession decreasing demand for our products, and the war in Ukraine potentially spreading or causing significant economic disruption, particularly in Europe where we operate; workforce, natural gas, fuel and transportation shortages experienced by us and our suppliers creating challenges for our and their operations to overcome, increasing suppliers’ prices charged to us and increasing our costs of operating; a resurgence of the COVID-19 pandemic or the occurrence of another public health crisis that results in new governmental measures implemented to address it that impede our, our suppliers’ or our customers’ operations, and that exacerbates inflation, workforce and transportation shortages; climate change and physical and financial risks to us associated with fluctuating regional and global weather conditions or patterns; reduced truck, rail and ocean freight availability resulting in higher costs to us or poor service; information technology risks related to potential breaches of security which may result in the distribution of our, customer, employee and vendor information; extensive environmental laws and regulations, as well as tax and other laws, in the United States, Brazil and other countries in which we operate, which could result in substantial costs to us as a result of compliance with, violations of or liabilities under these laws; failure to attract and retain senior management and other key and skilled employees, particularly in the current tight labor market; the loss of our commercial agreements with International Paper; failure of our separation from International Paper to qualify as a tax-free transaction for U.S. federal income tax purposes; our indebtedness and its impact on our ability to operate and satisfy our debt obligations; the limited trading history of our common stock; and the other risks, uncertainties, and other factors affecting us disclosed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission (the “SEC”) and in our subsequent filings with the SEC, available on our website, Sylvamo.com. These forward-looking statements reflect our current expectations, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to rely on these forward-looking statements, which speak only as of the date they are made.

Investors: Hans Bjorkman, 901-519-8030, hans.bjorkman@sylvamo.com

Media: Adam Ghassemi, 901-519-8115, adam.ghassemi@sylvamo.com

Source: Sylvamo